Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This AMENDMENT No.1 (the “Amendment”) to the Securities Purchase and Exchange Agreement, dated February 25, 2025 (the “Agreement”), by and among N2OFF, Inc., a Nevada corporation (the “Purchaser”), MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman, Israeli ID Number 033264292 (“Alon”), and Prof. Ciro Leonardo Pierri, bearer of Italian passport No. YA7291658 (“Ciro”, and together with SciSparc and Alon, the “Sellers”), is made by and among the Purchaser, MitoCareX and the Sellers as of May 18, 2025. Each of N2OFF, MitoCareX, SciSparc, Alon and Ciro shall be referred to as a “Party” and collectively, the “Parties”.

WHEREAS, pursuant to the Agreement the Purchaser will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX (the “Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Purchaser, in accordance with the terms provided herein;

WHEREAS, pursuant to Section 1.08 of the Agreement, either Party may terminate the Agreement in the event that the Closing Date (as such term is defined in the Agreement) shall not have occurred within ninety days of February 25, 2025, i.e., by May 26, 2025 (the “Outside Date”); and

WHEREAS, the Parties wish to amend the Agreement to extend the Outside Date;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

1.	Extension of Outside Date

The Parties hereby amend the Agreement by extending the Outside Date set forth in Section 1.08 of the Agreement by ninety (90) days, so that either Party may terminate the Agreement in the event that the Closing Date shall not have occurred within one hundred and eighty (180) days of the date of the Agreement; provided, however, that the right to terminate this Agreement pursuant to said Section 1.08 shall not be available to any Party (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of the Agreement or (ii) that is in material breach of the Agreement, all as provided for in the Agreement.

2.	Miscellaneous

2.1.	The Agreement (including all Exhibits and Schedules thereto), as amended by this Amendment constitute the entire agreement among the Parties hereto pertaining to the subject matter thereof and hereof.

2.2.	Except as otherwise amended hereby, the Agreement (including all Exhibits and Schedules thereto) shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment and the terms of the Agreement, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

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N2OFF, INC.

By:	/s/ David Palach

Name:	David Palach

Title:	CEO

SCISPARC LTD.

By:	/s/ Oz Adler /s/ Amitay Weiss

Name:	Oz Adler Amitay Weiss

Title:	CEO, CFO Chairman

MITOCAREX BIO LTD.

By:	/s/ Adi Zuloff-Shani /s/ Alon Silberman

Name:	Adi Zuloff-Shani Alon Silberman

Title:	Director Director

ALON SILBERMAN

By:	/s/ Alon Silberman

Name:	Alon Silberman

CIRO LEONARDO PIERRI

By:	/s/ Ciro Leonardo Pierri

Name:	Ciro Leonardo Pierri

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